                                                       March 21, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

     Re:  Quixote Corporation, Registration Statement on Form S-8

Ladies and Gentlemen:

     On behalf of Quixote Corporation (the "Company"), following via EDGAR transmission is a Registration Statement on Form S-8 complete with exhibits. The required registration fee of $1,283.21 has been paid by the Company by wire transfer.

     The Registration Statement covers a proposed offering of up to 385,000 additional shares of the Company's Common Stock, par value $.01-2/3 per share, issuable under the Company's 1993 Long Term Stock Ownership Incentive Plan, as amended, and 1991 Directors Stock Option Plan, as amended, both of which were approved by the stockholders in November, 1999.

     It is our understanding that this Registration Statement will become effective automatically on filing pursuant to Rule 462 of the Commission.

     Should the Staff have any comments or questions or desire any additional information, please telephone the undersigned at (312) 467-6755.

                                   Sincerely yours,

                                   /s/ Joan R. Riley
                                       Joan R. Riley
                                       General Counsel

JRR: mw
cc:  Anne Hamblin Schiave

   As filed with the Securities and Exchange Commission on March 21, 2000

                  Registration Statement No.________________

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           QUIXOTE CORPORATION
           (Exact name of issuer as specified in its charter)

       Delaware                                       36-2675371
(State of Incorporation)               (I.R.S. Employer Identification No.)


One East Wacker Drive, Chicago, Illinois                       60601
(Address of Principal Executive Offices)                    (Zip Code)


       QUIXOTE CORPORATION 1993 LONG-TERM STOCK OWNERSHIP INCENTIVE PLAN
             QUIXOTE CORPORATION 1991 DIRECTOR STOCK OPTION PLAN
                           (Full title of the Plan)


                               Joan R. Riley
               Vice President, Secretary and General Counsel
                           Quixote Corporation
                          One East Wacker Drive
                         Chicago, Illinois 60601
                 (Name and address of agent for service)

                              (312) 467-6755
        (Telephone number, including area code, of agent for service)


                       Calculation of Registration Fee

 ---------------------------------------------------------------------

       Title                       Proposed     Proposed
        of                         Maximum      Maximum       Amount
     Securities      Amount        Offering     Aggregate     of
       to be         Being         Price Per    Offering      Registration
     Registered      Registered*    Share (1)    Price (1)     Fee
    ------------     ----------    ----------   -----------   ------------
    Common Stock     385,000       $12.625      $4,860,625    $1,283.21
    $.01-2/3 Par     Shares


 (1) Estimated solely for purposes of calculating the registration fee under Rule 457(h), based upon the average of the high and low prices as reported by the NASDAQ National Market System on March 15, 2000.

* This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Quixote Corporation 1993 Long-Term Stock Ownership Incentive Plan or Quixote Corporation 1991 Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Quixote Corporation.

        Incorporation of Previously Filed Registration Statement

As provided by General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8, File No. 333-81955, 33-74488 and File No. 333-62933 are incorporated by reference into this Registration Statement.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.   EXHIBITS

4(a). Quixote Corporation 1991 Directors Stock Option Plan, as amended, incorporated by reference from the Registrant's Report on Form 10-K for the year ended June 30, 1999, filed as Exhibit
          10(b) thereto.


4(b). Quixote Corporation 1993 Long-Term Incentive Stock Plan, as amended,incorporated by reference from the Registrant's Report on Form 10-K for the year ended June 30, 1999, filed as Exhibit 10(c) thereto.

5.        Opinion of Counsel

23.1      Consent of PricewaterhouseCoopers LLP

23.2*     Consent of Joan R. Riley, Esq.

24.       Powers of Attorney


          *Not filed; incorporated in Exhibit 5

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, State of Florida on the 24th day of February, 2000.

                                     QUIXOTE CORPORATION


                                     By: /s/ Leslie J. Jezuit
                                             Leslie J. Jezuit
                                     Chief Executive Officer and President


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                          Date
---------------------       ---------------------------    -----------------

/s/ Leslie J. Jezuit            Chief Executive Officer     February 24, 2000
    Leslie J. Jezuit            and Director (Principal
                                Executive Officer)


/s/ Daniel P. Gorey             Vice President, Finance     February 24, 2000
    Daniel P. Gorey             and Treasurer ( Principal
                                Financial Officer and
                                Principal Accounting Officer)



/s/ Philip E. Rollhaus, Jr.     Chairman and Director       February 24, 2000
    Philip E. Rollhaus, Jr.


/s/ James H. DeVries            Director                    February 24, 2000
    James H. DeVries


/s/ William G. Fowler           Director                    February 24, 2000
    William G. Fowler


/s/Lawrence C. McQuade          Director                    February 24, 2000
   Lawrence C. McQuade


/s/ Robert D. van Roijen, Jr.   Director                    February 24, 2000
    Robert D. van Roijen, Jr.

                            EXHIBIT INDEX


Exhibit No.                           Exhibit
-------------                      ------------------------------------

5                                  Opinion of Counsel

23.1                               Consent of PricewaterhouseCoopers LLP

24                                 Power of Attorney